Exhibit 99.1

Hillstone Environmental Partners, LLC
Consolidated Financial Statements
June 30, 2019

Hillstone Environmental Partners, LLC
Index
June 30, 2019

Page (s)
Report of Independent Auditors	1

Consolidated Financial Statements

Balance Sheet	2

Statement of Operations	3

Statement of Members’ Equity	4

Statement of Cash Flows	5

Notes to Consolidated Financial Statements	6-17

Report of Independent Auditors

To the Management and Board of Directors of Hillstone Environmental Partners, LLC

We have audited the accompanying consolidated financial statements of Hillstone Environmental Partners, LLC and its subsidiaries, which comprise the consolidated balance sheet as of June 30, 2019, and the related consolidated statements of operations, of members' equity and of cash flows for the year then ended.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Hillstone Environmental Partners, LLC and its subsidiaries as of June 30, 2019, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado
August 30, 2019, except for the adjustments to comply with Regulation S-X discussed in Note 2 to the consolidated financial statements, as to which the date is October 23, 2019

Hillstone Environmental Partners, LLC
Consolidated Balance Sheet
June 30, 2019

(in thousands)
2019

Assets

Current assets
Cash and cash equivalents	$21,535
Accounts receivable, net	14,697
Inventory	349
Prepayments and other current assets	1,243
Due from affiliate - current	205
Total current assets	38,029
Property and equipment, net	151,460
Intangible assets	946
Other noncurrent assets	795
Investments in unconsolidated affiliates	808
Total assets	$192,038

Liabilities and Members’ Equity

Current liabilities
Accounts payable	$14,066
Accrued payroll expenses	1,585
Accrued interest	2,164
Accrued expenses and other current liabilities	9,772
Due to affiliate - current	113
Total current liabilities	27,700
Noncurrent liabilities
Long-term debt, net	118,470
Other long-term liability	739
Total liabilities	146,909
Commitments and contingencies (note 10)

Equity
Common stock: Class A 146,982,150 units; Class B 9,257,243 units; Class C 3,085,747 units	81,722
Members’ deficit	(38,586)
Total Hillstone Environmental members’ equity	43,136
Noncontrolling interest in consolidated subsidiary	1,993
Total members’ equity	45,129
Total liabilities and members’ equity	$192,038

The accompanying notes are an integral part of these financial statements.

Hillstone Environmental Partners, LLC
Consolidated Statement of Operations
June 30, 2019

(in thousands)
2019

Operating revenues

Service	$70,328
Product	3,233
Management fees	876
Total operating revenues, net	74,437

Operating expenses

Operating
Service	41,463
Product	894
General and administrative	18,537
Loss on contingent consideration	65
Depreciation and amortization	7,590
Insurance recoveries	(2,448)
Loss on fire	13,520
Total operating expenses	79,621
Loss from operations	(5,184)
Interest expense	(9,741)
Loss before equity in net earnings of unconsolidated affiliates	(14,925)
Equity in net earnings of unconsolidated affiliates	37
Net loss	(14,888)
Net income attributable to noncontrolling interests	32
Net loss attributable to members	$(14,856)

The accompanying notes are an integral part of these financial statements.

Hillstone Environmental Partners, LLC
Consolidated Statement of Members' Equity
Year Ended June 30, 2019

(in thousands)
	Class A, B and C Units	Members’	Noncontrolling
		Equity (Deficit)	Interest	Total

Balances at June 30, 2018	$67,755	$(23,847)	$2,025	$45,933

Contributions	13,967	—	—	13,967
Equity-based compensation	—	117	—	117
Net income (loss)	—	(14,856)	(32)	(14,888)

Balances at June 30, 2019	$81,722	$(38,586)	$1,993	$45,129

The accompanying notes are an integral part of these financial statements.

Hillstone Environmental Partners, LLC
Consolidated Statement of Cash Flows
Year Ended June 30, 2019

(in thousands)
2019
Operating activities
Net loss	$(14,888)
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization expense	7,590
Amortization of debt issuance costs	762
Equity-based compensation	117
Loss on contingent consideration	65
Gain on disposal of property and equipment	(178)
Equity in net income of other unconsolidated affiliates	(37)
Loss on fire	11,987
Other long-term liability	739
Changes in operating assets and liabilities
Accounts receivable, net	(6,108)
Inventory	35
Prepayments and other current assets	(426)
Due from affiliate	(99)
Other noncurrent assets	(19)
Accounts payable	(416)
Accrued payroll	478
Due to affiliate	34
Accrued interest	1,208
Accrued expenses and other current liabilities	7,412
Net cash provided by operating activities	8,256

Investing activities
Purchase of property and equipment	(71,357)
DC SWD facility acquisition	(13,250)
Proceeds from sale of property and equipment	314
Distribution from affiliate	150
Net cash used in investing activities	(84,143)

Financing activities
Proceeds from debt	72,500
Payment of debt	(5,000)
Payment of debt issuance costs	(2,385)
Contributions from members	13,968
Net cash provided by financing activities	79,083

Cash and cash equivalents
Beginning	18,339
Net increase in cash and cash equivalents	3,196
Ending	$21,535

Supplemental disclosures of cash flow information
Cash paid for interest	$7,572
Non cash purchase of property and equipment	297

The accompanying notes are an integral part of these financial statements.

Hillstone Environmental Partners, LLC
Notes to Consolidated Financial Statements
Year Ended June 30, 2019

1.	Nature of Business Operations

Hillstone Environmental Partners, LLC (the “Company”) is a Delaware Limited Liability Company formed in 2015.  “We,” “us,” “our” and similar terms refer to the Company together with its consolidated subsidiaries. On June 30, 2015, the Company raised equity capital from Golden Gate Capital (“GGC”) for the purpose of building a water logistics platform servicing the oil and gas industry within the continental United States and simultaneously closed its first acquisition.  Subsequent to the initial acquisition and augmented by the acquisitions discussed in Note 3, the Company expanded its operations through signing new customer contracts and building the associated infrastructure.  At June 30, 2019, the Company’s primary activities include:

•	Water pipeline and wastewater disposal facilities. This includes services for the transportation and disposal of wastewater generated from development and production of crude oil and natural gas.

•
Water treatment and waste services.  The Company currently operates near-field and on-pad treatment facilities which manage, recycle, treat and dispose of wastewater and solid waste generated by oil and gas producers. In addition, the near-field facilities are used to manufacture heavy brine water for product sales.

2.	Summary of Significant Accounting Policies

Basis of Financial Reporting
The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles accepted in the United States of America (“GAAP”) and include the accounts of the Company and its consolidated subsidiaries after elimination of all intercompany accounts and transactions. As of year ended June 30, 2019, there were 146,982,150 Class A units, 9,257,243 Class B units, and 3,085,747 Class C units authorized and outstanding.

Adjustments to comply with Regulation S-X
In order to conform the financial statements to the rules of Regulation S-X, the financial statements were updated as follows:

•	Additional detail added to the Consolidated Statement of Operations to disaggregate Operating Revenues and Operating Expenses between Service, Product and Related Party Management Fees.

•
Additional detail added to the Consolidated Balance Sheet to disclose as separate line items amounts Due to affiliates - current and Accrued Interest which were previously included in Accrued expenses and other current liabilities. Additional detail was added to disclose the number of units outstanding for each class of common stock.

•	Additional detail added to the Consolidated Statement of Cash Flows to incorporate the additional financial statement line items described above.

•	Additional detail added within Note 8 disclosing the amount available and undrawn on the letter of credit.

•	Additional detail added to Note 12 to disclose geographic concentrations of revenue.

Basis of Consolidation
The accompanying consolidated financial statements include the accounts of the Company, including its wholly owned and majority-owned subsidiaries. All material intercompany accounts and transactions have been eliminated. Following the formation of the Company, SBG Energy Services, LLC and BVI Infrastructure, LLC both owned 5% each as a noncontrolling interest in HEP Hidden Bench Holdco, LLC (“Hidden Bench”), which is 90% owned by a wholly owned subsidiary of the Company. In addition, DACO Permian 76, LLC owned a 20% non-controlling interest in Hillstone DACO Permian, LLC (“Hillstone DACO Permian”) which was 80% owned by the Company.

Investment in Unconsolidated Affiliates
The Company accounts for investments in which the Company exercises significant influence but does not control and is not the primary beneficiary, using the equity method and reports them in “Investments in unconsolidated affiliates” within the Consolidated Balance Sheet.

Hillstone Environmental Partners, LLC
Notes to Consolidated Financial Statements
Year Ended June 30, 2019

Investments in unconsolidated affiliates are evaluated for impairment whenever events or changes in circumstances indicate that the carrying value of such investments may have experienced a decline in value that is considered other than temporary. When there is evidence that an other than temporary loss in value exists, we compare the estimated fair value of the investment to the carrying value of the investment to determine whether impairment has occurred. We assess the fair value of our investments in unconsolidated affiliates using commonly accepted techniques, and may use more than one method, including, but not limited to, recent third-party comparable transactions and discounted cash flow models. The difference between the carrying amount of the unconsolidated affiliates and their estimated fair value is recognized as an impairment loss when the loss in value is deemed to be other than temporary. See Note 9 - Investments in Unconsolidated Affiliates for additional information regarding our investment in unconsolidated affiliates.

Use of Estimates
The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Significant estimates have been used by management in conjunction with the following: (i) fair values of equity-based compensation; (ii) estimates and assumptions used in connection with business combinations; (iii) estimates of fair value for certain reporting units and asset impairments (including impairments of goodwill, long-lived assets and investments), and (iv) certain contingent liabilities. Management regularly evaluates these estimates utilizing historical experience, consultation with experts and other methods considered reasonable under the circumstances. Nevertheless, actual results may differ significantly from these estimates. Any effect on the financial statements resulting from revisions to these estimates is recorded prospectively in the period in which the facts that give rise to the revision become known.

Cash and Cash Equivalents
Cash and cash equivalents are defined as all highly marketable securities with maturities of three months or less when purchased. The carrying value of cash and cash equivalents approximates fair value because of the short-term maturity of these investments.

The Company maintains cash in bank deposit accounts. As of June 30, 2019, cash balances are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250 thousand per financial institution. At times, cash balances may be in excess of the FDIC limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk.

Accounts Receivable
Trade accounts receivable represent valid claims for services provided and goods sold on or before the balance sheet date. The Company grants unsecured credit to customers under normal industry standards and terms. Delinquent receivables are written off based on individual credit evaluation and when specific circumstances of the customer indicate the account will not be collected. The Company’s bad debt expense is de minimis for the year ended June 30, 2019. No allowance for bad debts was maintained at June 30, 2019. The Company evaluates the collectability of its accounts receivable based on a combination of factors, including length of time the receivables are outstanding and historical performance.

Inventory
Materials and Supplies
Materials and supplies inventory, which consists of chemicals, salt, diesel fuel and other miscellaneous materials and supplies, are valued at the lower of cost or market, cost being determined by the first-in, first-out (“FIFO”) method.

Brine Inventory
We state our brine inventory, which consists of product available for sale, at the lower of cost or net realizable value. Net realizable value represents the estimated future sales price based on spot prices and prices under contracts, less the estimated costs to complete production and bring the product to sale.

Property and Equipment
Property and equipment consist of rights of ways (“ROWs”), buildings, pipelines, wells, tanks, field equipment, vehicles, computer and office equipment, leasehold improvements, and construction in progress.  The Company records property and equipment at historical cost, which includes indirect costs such as payroll taxes, other employee benefits, and other costs directly related to the projects.  Costs of improvements that substantially extend the useful lives of the assets are capitalized.  Maintenance and repairs are expensed as incurred.  Depreciation for these assets is computed using the straight-line method over estimated useful lives.  The company has acquired ROWs for water pipeline

Hillstone Environmental Partners, LLC
Notes to Consolidated Financial Statements
Year Ended June 30, 2019

activities. The ROWs are amortized over the life of the agreements, and in some cases said agreements do not expire. Those ROWs without expiration are not amortized. Upon retirement, impairment or disposition of assets, the costs and related accumulated depreciation are removed from the accounts with the resulting gain or losses, if any, reflected in the Consolidated Statement of Operations.

Goodwill and Intangible Assets
The Company records goodwill when the consideration paid in a business acquisition exceeds the fair value of the net tangible assets acquired, identifiable intangible assets acquired, and liabilities assumed. Goodwill is not amortized.

Definite-lived intangible assets subject to amortization include customer contracts. Intangible assets acquired in a business combination are recorded under the acquisition method of accounting at their estimated fair values at the date of acquisition and are amortized over their estimated useful lives, which range from two to twenty-one years, based on a straight-line method or based on the pattern over which the Company expects to consume the economic benefit of each asset, which, in general, reflects the expected cash flows from each asset.

Impairment of Long-Lived Assets
Long-lived assets include property and equipment and definite-lived intangible assets are subject to amortization. The Company reviews and evaluates its long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable. An impairment loss is measured and recorded based on the estimated fair value of the long-lived assets being tested for impairment, and their carrying amounts. Fair value is typically determined through the use of an income approach utilizing estimates of discounted pre-tax future cash flows or a market approach utilizing recent transaction activity for comparable assets. These approaches are considered Level 3 measurements. Occasionally, such as when an asset is held for sale, market prices are used. The Company believes its estimates and models used to determine fair value are similar to what a market participant would use.

In estimating cash flows used to assess recoverability of long-lived assets and to measure the fair value of the Company’s operations, assets are grouped at the lowest level for which there are identifiable cash flows that are largely independent of cash flows from other asset groups. The Company’s estimates of cash flows are based on numerous assumptions including the current business plan, oil and gas price environment and management’s long-term projections. It is possible that actual cash flows will be significantly different than the estimates, as actual results are each subject to significant risks and uncertainties.

Impairment of Goodwill
Goodwill is tested for impairment on each reporting unit’s carrying value annually or more frequently if events or circumstances occur that indicate an impairment may exist. The Company’s policy is to perform the annual goodwill impairment test as of the first day of April of each fiscal year.

Factors the Company considers important that could trigger an impairment review include significant underperformance relative to historical or projected operating results, significant changes in the Company’s use of the acquired assets in a business combination or the strategy for its overall business, and significant negative industry or economic trends.

Revenue and Cost Recognition
The Company recognizes revenue when all revenue recognition criteria are met. Costs include all direct material and labor costs and those indirect costs related to the service performance, such as indirect labor, supplies, tools, and repairs. These costs, as well as general and administrative costs, are expensed as incurred.

The Company offers cash discounts to certain customers for payments received within an agreed upon time, generally 10-20 days after services are performed. The Company also offers service discounts upon negotiations with customers based on certain circumstances. The Company records a reserve for cash discounts as a reduction to accounts receivable and a reduction to revenues, based on experience with each customer.

Debt Issuance Costs
Debt issuance costs represent fees and expenses associated with securing the Company’s Credit Agreement. Amortization of the capitalized debt issuance costs is recorded on a straight-line basis, which approximates the effective interest rate method, over the term of the Credit Agreement. See Note 8 - Credit Agreement for definition and additional discussion.

Equity-Based Compensation

Hillstone Environmental Partners, LLC
Notes to Consolidated Financial Statements
Year Ended June 30, 2019

We measure share-based compensation cost at fair value using the Black Scholes option pricing model with compensation cost amortized on a straight-line basis over each award’s full vesting period, except for awards with performance conditions, which we recognize using the accelerated method. In regard to inputs into the Black Scholes model, the expected term is based on management’s estimated time to liquidation, while the volatility is based on historical data for a group of peer companies for the expected term of the award. With the adoption of ASU 2016-09, Improvements to Employee Share-Based Payment Accounting in fiscal 2017, share-based compensation expense is recorded with no estimated forfeitures. The effects of forfeitures are now recognized when they occur. We include share-based compensation expense in “General and administrative” expenses in the Consolidated Statement of Operations.

Income Taxes
The Company files their income tax returns on the accrual basis as a partnership under subchapter K for federal and related state income tax purposes, which provide that, in lieu of entity level income taxes, the members separately account for the Company’s items of income, deductions, losses and credits.

The Company is subject to the Texas franchise tax, which is considered an entity level state income tax. For Texas franchise tax purposes, income or loss generated by the Company does not pass through to the members and is subject to tax at the Company level. The tax on the Company’s net income is borne by the individual partners through the allocation of taxable income. Net income for financial statement purposes may differ significantly from taxable income of members as a result of differences between the tax basis and financial reporting basis of assets and liabilities and the taxable income allocation requirements under the Hillstone Environmental Partners Second Amended and Restated LLC agreement.

Accounting for Acquisitions
The purchase accounting of business combinations and acquisition purchase price allocations are based on management estimates and assumptions, which utilize established valuation techniques appropriate for the industry. These techniques include the income approach, cost approach or market approach, depending upon which approach is the most appropriate based on the nature and reliability of available data. The income approach is predicated upon the value of the future cash flows that an asset is expected to generate over its economic life. The cost approach takes into account the cost to replace or reproduce the asset and the effects on the asset’s value of physical, functional and/or economic obsolescence that has occurred with respect to the asset.

The market approach is used to estimate value from an analysis of actual transactions or offerings for economically comparable assets available as of the valuation date. See Note 3 - Business Combinations and Acquisitions for additional information.

Contingencies
The Company is involved in a variety of legal matters that arise in the normal course of business. Based on the available information, the Company evaluates the relevant range and likelihood of potential outcomes and records the appropriate liability when the amount is deemed probable and reasonably estimable.

Fair Value
The Company utilizes fair value measurements to measure or assess (i) equity-based compensation; (ii) assets and liabilities in a business combination or asset acquisition; and (iii) impairment of property and equipment, intangible assets, and goodwill. Fair value is the amount received from the sale of an asset or the amount paid to transfer a liability in an orderly transaction between market participants (an exit price) at the measurement date. Fair value is a market-based measurement considered from the perspective of a market participant. The Company uses market data or assumptions that it believes market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation.  These inputs can be readily observable, market corroborated, or unobservable.  The Company applies both market and income approaches for fair value measurements using the best available information while utilizing valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs.

The fair value hierarchy prioritizes the inputs used to measure fair value, giving the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement).  The Company classifies fair value balances based on the observability of those inputs.  The three levels of the fair value hierarchy are as follows:

Hillstone Environmental Partners, LLC
Notes to Consolidated Financial Statements
Year Ended June 30, 2019

Level 1
Quoted prices for identical assets or liabilities in active markets that management has the ability to access.  Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2
Inputs are other than quoted prices in active markets included in Level 1 that are either directly or indirectly observable.  These inputs are either directly observable in the marketplace or indirectly observable through corroboration with market data for substantially the full contractual term of the asset or liability being measured.

Level 3
Inputs that are not observable for which there is little, if any, market activity for the asset or liability being measured.  These inputs reflect management’s best estimate of the assumptions market participants would use in determining fair value.

New Accounting Pronouncements Issued and Adopted
In January 2017, the FASB issued Accounting Standards Update (“ASU”) 2017-04, Simplifying the Test for Goodwill Impairment, which amends FASB Accounting Standards Codification (“ASC”) Topic 350, Intangibles - Goodwill and Other. The objective of this amendment is to simplify how an entity is required to test goodwill for impairment by eliminating Step 2 from the goodwill impairment test. Step 2 measures a goodwill impairment loss by comparing the implied fair value of a reporting unit’s goodwill with the carrying amount of that goodwill. This pronouncement is effective for the Company on July 1, 2022. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company has elected to early adopt these amendments effective April 1, 2017.

In March 2016, the FASB issued ASU 2016-09, Improvements to Employee Share-Based Payment Accounting, which amends ASC 718, Stock Compensation. The objective of this amendment is part of the FASB’s Simplification Initiative as it applies to several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. This pronouncement is effective for the Company on July 1, 2018, and allows for prospective, retrospective or modified retrospective adoption, depending on the area covered in the update, with early adoption permitted. The Company has elected to early adopt these amendments effective July 1, 2016. As the Company is a pass-through entity for tax purposes, there is no impact for the years ended June 30, 2019 and 2018, other than the application of the new forfeiture accounting policy as discussed in our summary of significant accounting policies.

In January 2017, the FASB issued ASU 2017-01, Clarifying the Definition of a Business, which clarifies the definition of a business to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The standard introduces a screen for determining when assets acquired are not a business and clarifies that a business must include, at a minimum, an input and a substantive process that contribute to an output to be considered a business. This standard is effective for fiscal years beginning after December 15, 2017, including interim periods within that reporting period. The Company has elected to early adopt this amendment and has applied this guidance to the Chivo acquisition, as discussed further in Note 3 - Business Combinations and Acquisitions.
New Accounting Pronouncements Issued and Not Yet Adopted
In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers, to clarify the principles used to recognize revenue. The guidance is effective for annual and interim periods beginning after December 15, 2018. The Company is currently evaluating the impact on the Company’s financial statements and related disclosures.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The new standard requires substantially all leases be recognized by lessees on their balance sheet as a right-of-use asset and corresponding lease liability, including today’s operating leases. For public business entities, the standard is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. For all other entities, the standard is effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early application is permitted for all entities. The Company is currently evaluating the impact on the Company’s financial statements and related disclosures.

Hillstone Environmental Partners, LLC
Notes to Consolidated Financial Statements
Year Ended June 30, 2019

3.	Business Combinations and Acquisitions

The Company pursues strategic acquisitions from time to time to leverage its existing capabilities and further build its business. Such acquisitions are accounted for as business combinations or acquisition of assets rather than a business pursuant to ASC 805, Business Combinations.

Acquisition of Chivo SWD
On May 13, 2019, the Company acquired all the assets of DC Disposal Systems, LLC (“Chivo”), the owner of a saltwater disposal well located in the Permian Basin of Texas and created its subsidiary Hillstone Permian Hamilton (“Hamilton”). The total consideration of $13,250 thousand was paid in cash. This acquisition is consistent with the Company’s growth strategy to expand its geographic reach within the Permian Basin.

As described in more detail in Note 2 - Summary of Significant Accounting Policies, the Company elected to early adopt ASU 2017-01, Clarifying the Definition of a Business, which includes a screen test to determine whether an acquisition meets the definition of a business. In applying the screen test for the Chivo acquisition, substantially all the fair value of the gross assets acquired was concentrated in a single asset. Therefore, the acquisition of Chivo was accounted for as an asset acquisition. The purchase price was allocated to the assets acquired, included in Property, Plant and Equipment.

4.	Contingent Consideration

Shalewater Solutions & ShaleApps
On January 15, 2016 the Company acquired substantially all of the assets and liabilities of Shalewater Solutions, LLC (“SWS”) and ShaleApps, LLC (“SA”). As part of this acquisition, the Company is obligated to pay an earn-out to the seller based upon certain Adjusted EBITDA in excess of designated thresholds for the calendar years ended December 31, 2016, December 31, 2017 and December 31, 2018. The Combined maximum payout amount for SWS and SA is $12,250 thousand. Per the Asset Purchase Agreement (“APA”), SWS and SA contingent consideration is determined on a combined basis based on Adjusted EBITDA defined in the APA.

At January 15, 2016, the fair value of the combined SWS and SA contingent consideration, using a geometric Brownian Motion Monte Carlo Simulation, was $1,400 thousand. SA is no longer part of the Company following a fiscal year 2017 spin-off transaction. Accordingly, $1,276 thousand was allocated to SWS at the acquisition date. The contingent consideration is remeasured on a fair value basis each fiscal year until the performance bonus is paid or expires.

On June 30, 2018 the combined fair value remeasurement resulted in $0 contingent consideration.

On December 31, 2018, when the agreement expired, the Company calculated a total amount to be paid out of $65 thousand, all attributable to SWS. As of June 30, 2019, no payment has been made and the final calculation was being disputed by the seller. In accordance with the APA, we engaged in a dispute resolution process. The seller and the Company have agreed to appoint an independent accounting firm to render a determination as to each unresolved item of dispute. We subsequently settled the dispute with the seller on September 13, 2019. Refer to Note 15 - Subsequent Events.

5.	Inventory

Inventory consisted of the following as of June 30, 2019 (in thousands):

2019
Materials and supplies	$349

6.	Property and Equipment

The Company’s policy is to review the carrying value of all property and equipment as well as leasehold improvements and purchased intangible assets subject to amortization for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable, in accordance with ASC 360, Impairment or Disposal of Long-Lived Assets. Impairment results when the carrying value of the asset group exceeds fair value. The fair value is based on estimated market values for similar assets or other reasonable estimates of fair market value based

Hillstone Environmental Partners, LLC
Notes to Consolidated Financial Statements
Year Ended June 30, 2019

upon a discounted cash flow model. If a long-lived asset is found to be impaired, the amount recognized for impairment is equal to the difference between the carrying value and the asset group’s fair value.

The following is a summary of property and equipment at June 30, 2019 (in thousands):

Asset Category	Useful Lives	2019
	(years)
Right of ways - unamortizable		$1,671
Right of ways - amortizable	10	390
Pipelines, wells, and facilities	15-30	137,003
Field equipment	5-9	3,167
Vehicles	4	505
Computer and office equipment	5	229
Leasehold improvements	5	3,738
Construction in progress		16,780
Property and equipment, gross		163,483
Less: Accumulated depreciation & amortization		(12,023)
Property and equipment, net		$151,460

Depreciation and amortization expense for the year ended June 30, 2019 was approximately $7,528 thousand, of which $7,140 thousand was depreciation expense.

7.	Goodwill and Intangible Assets

Goodwill
As of June 30, 2019, the carrying amount of goodwill was $0.

Intangible Assets
The Company’s policy is to review the carrying value of all property and equipment as well as purchased intangible assets subject to amortization for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable, in accordance with ASC 360, Impairment or Disposal of Long-Lived Assets. Impairment results when the carrying value of the asset group exceeds the undiscounted future cash flows over the life of the asset group. Our estimate of undiscounted future cash flows over the asset life is based on the Company’s projections of revenues, operating costs and cash flows of each reporting unit, considering historical and anticipated future results and general economic and market conditions as well as the impact of planned business and operational strategies. If a long-lived asset is found to be impaired, the amount recognized for impairment is equal to the difference between the carrying value and the asset group’s fair value.

Intangible assets consisted of the following as of June 30, 2019 (in thousands):

	2019
	Gross Amount	Accumulated Amortization	Carrying Value

Customer contracts, net	$1,195	$(249)	$946
	$1,195	$(249)	$946

Amortization expense related to intangible assets was $62 thousand for the year ended June 30, 2019.

Hillstone Environmental Partners, LLC
Notes to Consolidated Financial Statements
Year Ended June 30, 2019

The estimated future amortization expense of intangible assets as of June 30, 2019 is as follows (in thousands):

Year Ending June 30,
2020	$62
2021	62
2022	62
2023	62
2024	62
Thereafter	636
Total	$946

8.	Credit Agreement

The Company is party to a credit agreement (“Credit Agreement”) that provides up to $165,000 thousand in borrowing capacity. The senior secured term loans had a total outstanding balance of $112,500 thousand and the revolving line of credit had a total outstanding balance of $10,000 thousand as of June 30, 2019. The Company is also a party to a letter of credit of $100,000 thousand, of which, $0 is outstanding at June 30, 2019.

Outstanding borrowings at June 30, 2019 under the Credit Agreement was as follows (in thousands):

	Beginning Balance	Activity	Ending Balance

Term loan	$35,000	$40,000	$75,000
Delayed draw term loan	20,000	17,500	37,500
Revolver	—	10,000	10,000
Total borrowings	55,000	67,500	122,500
Less: Short-term portion of long-term debt	—	—	—
	55,000	67,500	122,500
Less: Debt issuance costs	(2,408)	(1,622)	(4,030)
Long-term debt	$52,592	$65,878	$118,470

The carrying value of the Company’s long-term debt approximates fair value, as the borrowings under the Credit Agreement are considered to be priced at market for debt instruments having similar terms and conditions (Level 2 of the fair value hierarchy).

All borrowings under the Credit Agreement bear interest, at our option, on the outstanding principal at (i) a base rate plus a margin of 6.75% per annum (“Base Rate Borrowings”) or (ii) equal to the LIBOR rate plus a margin of 7.75% per annum (“LIBOR Borrowings”). Generally, the interest rate on our Credit Agreement borrowings ranged between 10.11% and 10.12%.

The Company is subject to a number of customary covenants under its credit agreement, including affirmative and negative covenants, and requirements to maintain certain financial ratios. The Company was in compliance with such covenants under its credit agreement as of June 30, 2019.

The Company’s obligations under the amended credit agreement are collateralized by a first priority interest in substantially all of the Company’s assets.

Hillstone Environmental Partners, LLC
Notes to Consolidated Financial Statements
Year Ended June 30, 2019

Maturities on long-term debt are as follows (in thousands):

Year Ending June 30,
2020	$—
2021	1,406
2022	4,219
2023	5,625
2024	111,250
$122,500

9.	Investments in Unconsolidated Affiliates

The Company has a 50% ownership interest in Hillstone-Silcor Treatment, LLC (“HST JV”), which is recorded under the equity method of accounting and reported as “Investments in unconsolidated affiliates” within our Consolidated Balance Sheet. The difference between the fair value of our investment in HST JV and the book value of the underlying net assets resulted in a positive basis difference. The basis difference at June 30, 2019 was allocated as follows (in thousand):

	Amortization Period	2019

Basis difference in equipment	5-7 years	$245
Less: amortization		(57)
Total basis difference		$188
During the period ending June 30, 2019, we recognized a loss from equity in earnings from HST JV of negative $20 thousand.

10.	Related-Party Transactions

During the year ended June 30, 2019, we provided management services and incurred costs that were charged to ShaleApps, an affiliate of the Company, and HST JV. These balances were reported as “Due from affiliate - current” in the Consolidated Balance Sheet.

During the year ended June 30, 2019, we incurred costs associated with the Stateline Facility subsidy letter agreement, discussed further in Note 11 - Commitments and Contingencies. During the year ended June 30, 2019 the Company incurred costs for management fees, legal fees, acquisition fees, consulting fees, and other business-related expenses from multiple related parties including GGC, David Cowan, DACO Operating, LLC, Diversified Field Services Inc. (“DFS”) and Challenger Partners Stateline SWD, LLC (“Challenger Partners”). David Cowan is a consultant and member of the Board of Managers. DFS and Challenger Partners are oilfield services firms controlled by an affiliate of a minority member of the Company.

Totals of transactions with related parties included in the Consolidated Statement of Operations are as follows (in thousands):

	Fiscal Year Ended
	June 30, 2019
Revenue Category	HEP ShaleApps, LLC	Hillstone - Silcor Treatment, LLC

Management fees	$94	$782
	$94	$782

Hillstone Environmental Partners, LLC
Notes to Consolidated Financial Statements
Year Ended June 30, 2019

	Year Ended
	June 30, 2019
Expenditure Category	Challenger Partners		David Cowan	Diversified Field Services, Inc.	DACO Operating	Golden Gate Capital

Management fees	$—		$—	$—	$—	$381
Consulting fees	—		180	—	—	—
Legal fees	—		—	—	—	37
Subsidy fee	921		—	—	—	—
Plant electricity	—	—	—	—	534	—
Contracted oilfield services	—		—	665	—	—
	$921		$180	$665	$534	$418

Details of balances with related parties included in the Consolidated Balance Sheet are as follows (in thousands):

Due From Affiliate - Current	2019

HEP ShaleApps, LLC	$28
Hillstone - Silcor Treatment, LLC	177
$205

Accrued Expenses and Other Current Liabilities	2019

HEP ShaleApps, LLC	$85
Hillstone - Silcor Treatment, LLC	27
Golden Gate Capital	381
David Cowan	15
Diversified Field Services, Inc.	(3)
Challenger Partners	448
$953

11.	Commitments and Contingencies

Subsidy Letter Contingency
The Company has agreed to pay Challenger Partners a quarterly subsidy payment in the event that specified volumetric thresholds are not exceeded at the Stateline Facility. The term of the agreement is five years from commencement date of January 1, 2018. For the year ended June 30, 2019, we recorded $921 thousand in Operating expenses within the Consolidated Statement of Operations. At June 30, 2019, the range of potential payments we could be obligated to make pursuant to the subsidy agreement could be from $0 to $11,340 thousand.

Environmental Laws and Regulations
The Company is subjected to extensive federal, state, and local environmental laws and regulations, which are constantly changing. Governmental authorities may enforce these laws and regulations with a variety of civil and criminal enforcement measures, including monetary penalties, assessment, remediation requirements, and injunctions as to future activities. The Company has established procedures for ongoing evaluation of its operations to identify potential environmental exposures and assure compliance with regulatory policies and procedures. Changes in environmental laws and regulations occur frequently, and any changes that result in more stringent and costly waste handling, disposal, or other environmental requirements could adversely affect the Company’s financial position and operations, as well as the industry in general. Management believes that the Company is in substantial compliance with current applicable environmental laws and regulations, and the Company has not experienced any material adverse effect from compliance with these environmental requirements. However, there is no assurance that this will continue in the future.

Hillstone Environmental Partners, LLC
Notes to Consolidated Financial Statements
Year Ended June 30, 2019

Operating Leases
The Company leases office facilities, yards, apartments, and land under operating lease agreements. These leases expire at various dates and provide for renewal options at the Company’s discretion. In the normal course of business, it is expected that these leases will be renewed or replaced by leases on other properties. Equipment is leased as needed. No leases extend past the June 30, 2024 year end. The expense associated with the Company’s operating leases was $701 thousand for the year ended June 30, 2019. The lease expense associated with the Company’s royalty payments was $6,684 thousand for the year ended June 30, 2019.

At June 30, 2019, minimum annual commitments under operating leases for real property are as follows (in thousands):

Year Ending June 30,
2020	$765
2021	694
2022	519
2023	218
2024	19
$2,215

Poker Lake Contract
On March 15, 2019, the Company entered into a Produced Water Disposal Services Agreement (“Poker Lake Contract”) with XTO Delaware Basin, LLC (“XTO”). The Company is to provide services for the transportation and disposal of wastewater generated by XTO’s oil and natural gas production on certain specified acreage in the Permian-Delaware Basin. XTO will be obligated to deliver certain thresholds of wastewater to the Company, while the Company will supply XTO with minimum thresholds of transportation and disposal capacity (“Firm Capacity”).

In accordance with the Poker Lake Contract, the Company is obligated to construct and maintain pipelines and SWD facilities (“Disposal Facilities”) in order to supply the Firm Capacity. In order to provide XTO assurance that the Disposal Facilities construction is adequately funded, the Company has agreed to meet scheduled project financing hurdles, measured as cumulative capital expenditures plus working capital for a reporting period (“HPPL Project Financing”). Each Reporting Period has a Target Project Financing, as follows (in thousands):

Reporting Period	Target Project Financing
September 30, 2019	$30,000
September 30, 2020	100,000
September 30, 2021	145,000
September 30, 2022	$250,000 (or system completion)

Upon execution of the Poker Lake Contract, the Company was issued an Irrevocable Standby Letter of Credit (“LC”) which guarantees the performance of all obligations of the Company under the Poker Lake Contract to perform work, provide services or pay money. As of June 30, 2019, the LC has $0 outstanding. Further, the Company does not anticipate drawing on the LC.

12.	Major Customers and Geographic Concentration

The Company has three significant customers representing approximately 86% of our total consolidated revenue for the year ended June 30, 2019, with the largest, second largest and third largest customers making up approximately 70%, 10% and 6% of total consolidated revenues, respectively.

For the year ended June 30, 2019, the Company had operations in Texas and New Mexico, within the Permian Basin, which generated approximately 84% of total revenues. The remaining revenues were earned in North Dakota, located within the Bakkan Formation and in West Virginia, within the Marcellus Basin.

13.	Equity-Based Compensation

The Company’s Board of Managers adopted a Profit Interest Unit plan (“Plan”) for certain employees within the Company and members of the Board of Managers. The Company has three classes of equity units; Class B, Class C

Hillstone Environmental Partners, LLC
Notes to Consolidated Financial Statements
Year Ended June 30, 2019

Tranche 2 and Class C Tranche 3 units. The three classes of units have different participation thresholds and are all non-voting. The Company recognized $117 thousand of equity-based compensation expense, included in “General and administrative” expenses, during the year ended June 30, 2019 specific to these units. Unrecognized compensation expense related to the Plan as of June 30, 2019, was $452 thousand.

14.	Roosevelt Fire

On August 2, 2018 there was a fire at our Roosevelt SWD facility, which we believe was caused by a vendor doing a chemical treatment. The fire resulted in the destruction of surface assets, although the subsequent setup of temporary operations allowed for minimal service disruption. As a result of the fire, it was necessary to dispose of certain surface assets and reclaim the site. All appropriate governmental agencies were contacted and informed of our cleanup procedures.

The Company is currently reconstructing the permanent facility, while operating the SWDs with temporary equipment.

Fire-related losses for the year ended June 30, 2019 were $13,520 thousand, which consisted of $11,987 thousand of property loss and $1,533 thousand of reclamation and associated clean-up costs. Costs incurred associated with the fire-related temporary operations were $3,832, recognized in “Operating Expenses” within the Consolidated Statement of Operations. To-date, we have received $2,448 thousand in insurance recoveries. We are seeking additional recoveries through our property insurance company we had at the time and/or through third party indemnification. We are currently unable to predict what any additional losses or recoveries will be, if any.

15.	Subsequent Events

Subsequent events have been evaluated, with no events occurring, through August 30, 2019, the date the financial statements were available to be issued.

Subsequent Events (Unaudited):
On September 13, 2019, the Company and SWS resolved the earnout dispute discussed in Note 4, Contingent Consideration. The agreement included payment of $65 thousand for the 2018 earnout liability, and an additional $163 thousand in settlement fees. No other events have occurred, through October 23, 2019, the date the financial statements were available to be issued.
On September 25, 2019, the Company entered into an equity purchase agreement with NGL Water Solutions Permian, LLC (the “Buyer”), a wholly owned subsidiary of NGL Energy Partners LP. The Buyer has agreed to purchase 100% of the outstanding equity interest in the Company.